Free Writing Prospectus
                                                    Filed Pursuant to Rule 433
                                      Registration Statement No. 333-120274-39

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus
(the

"Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the Prospectus if you request it by calling toll-free 1-800-323-5678.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

GSAA 06-01 -- New Issue Announcement (external)
GS Lead Manager & Sole Bookrunner
$904.385mm approx

Class   S&P/Moodys   Size(mm)  Grp   Cr.Spt   AvL    Prin.Wndw     Guidance
 A-1    AAA/Aaa      500.320   ALL     5.50   1.00   02/06-04/08   1mL+9a
 A-2    AAA/Aaa      166.325   ALL     5.50   3.00   04/08-01/10   1mL+23a
 A-3    AAA/Aaa      196.636   ALL     5.50   5.61   01/10-06/12   1mL+34a
 M-1    AA+/Aa1       13.702   ALL     4.00   4.41   03/09-06/12   1mL+41a
 M-2    AA+/Aa2        4.567   ALL     3.50   4.41   03/09-06/12   1mL+43a
 M-3     AA/Aa3        4.567   ALL     3.00   4.41   03/09-06/12   1mL+46a
 M-4     AA-/A1        4.567   ALL     2.50   4.38   02/09-06/12   1mL+61a
 M-5     A+/A2         4.567   ALL     2.00   4.32   02/09-06/12   1mL+64a
 B-1     A/Baa1        4.567   ALL     1.50   4.15   02/09-11/11   1mL+150a
 B-2    BBB+/Baa2      4.567   ALL     1.00   3.82   02/09-01/11   1mL+190a
 B-3    BBB-/NR        4.567   ALL     0.50   3.21   02/09-12/09   S+500a

Intex Preprice: Dealname: GSAA0601, Password: A72U

Expected deal timing:
Launch/Price: on or before Jan 16
Settle: Jan 27

GS Structured Products Global Syndicate
Europe: Mitch Resnick & Tets Ishikawa +44 (0)20 7774-3068
Asia: Omar Chaudhary +81 (3) 6437-7198
N. America: Bunty Bohra, Scott Wisenbaker, Scott Walter & Tony Kim +1 (212) 902-7645

Disclaimer:
This material has been prepared specifically for you and contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. Goldman Sachs shall have no liability, contingent or otherwise, to the user or to third parties, for the quality, accuracy, timeliness, continued availability or completeness of the data and information. Goldman Sachs does not provide accounting, tax or legal advice; such matters should be discussed with your advisors and or counsel. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of this material that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind.

                          Preliminary Structural and
                             Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------

                   GSAA HOME EQUITY TRUST 2006-1 TERM SHEET
                   ----------------------------------------


                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send you the Prospectus if you request it by calling toll free 1-800-323-5678.

    IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------


                                                        $904,385,000
                                                        (Approximate)
                                              GSAA Home Equity Trust 2006-1
                                         GS Mortgage Securities Corp., Depositor
                                                   Asset-Backed Certificates

Overview of the Offered Certificates
------------------------------------


                                                        Expected                       Estimated                        S&P /Moody's
                      Approximate        Certificate     Credit       Initial Pass-    Avg. Life    Principal Payment     Expected
 Certificates    Principal Balance(1)       Type        Support(2)   Through Rate(3)   (yrs)(4)       Window(4) (5)        Ratings
------------------------------------------------------------------------------------------------------------------------------------
      A-1             $500,320,000           Sr           5.50%        LIBOR + [ ]%      1.00         02/06 - 04/08       AAA /Aaa
      A-2             $166,325,000           Sr           5.50%        LIBOR + [ ]%      3.00         04/08 - 01/10       AAA /Aaa
      A-3             $196,636,000           Sr           5.50%        LIBOR + [ ]%      5.61         01/10 - 06/12       AAA /Aaa
      M-1              $13,702,000           Sub          4.00%        LIBOR + [ ]%      4.41         03/09 - 06/12        AA+/Aa1
      M-2               $4,567,000           Sub          3.50%        LIBOR + [ ]%      4.41         03/09 - 06/12        AA+/Aa2
      M-3               $4,567,000           Sub          3.00%        LIBOR + [ ]%      4.41         03/09 - 06/12        AA/Aa3
      M-4               $4,567,000           Sub          2.50%        LIBOR + [ ]%      4.38         02/09 - 06/12        AA-/A1
      M-5               $4,567,000           Sub          2.00%        LIBOR + [ ]%      4.32         02/09 - 06/12         A+/A2
      B-1               $4,567,000           Sub          1.50%        LIBOR + [ ]%      4.15         02/09 - 11/11        A/Baa1
      B-2               $4,567,000           Sub          1.00%        LIBOR + [ ]%      3.82         02/09 - 01/11       BBB+/Baa2
      B-3               $4,567,000           Sub          0.50%            [ ]%          3.21         02/09 - 12/09        BBB-/NR
------------------------------------------------------------------------------------------------------------------------------------
     TOTAL            $904,385,000
------------------------------------------------------------------------------------------------------------------------------------


(1) The initial aggregate principal balance of the Principal Certificates will be subject to an upward or downward variance of no more than approximately 5%. The principal balances of the Principal Certificates are calculated using the scheduled principal balances of the Mortgage Loans as of the Statistical Calculation Date rolled one month at 6% CPR.
(2)   Fully funded overcollateralization of approximately 0.50%.
(3) See the "Structure of the Certificates" section of this Term Sheet for more information on the Pass-Through Rates of the Principal Certificates.
(4) Assuming payment based on the pricing speeds outlined in "Key Terms - Pricing Prepayment Assumption" and to a 10% Optional Clean-up Call on all certificates.
(5) The stated final maturity date for the certificates is the Distribution Date in January 2036.


Selected Mortgage Pool Data(7)
--------------------------------

                                                            Aggregate
--------------------------------------------------- -------------------------
Scheduled Principal Balance:                               $918,334,559
Number of Mortgage Loans:                                         3,965
Average Scheduled Principal Balance:                           $231,610
Interest Only Loans:                                             89.44%
Weighted Average Gross Coupon:                                   6.414%
Weighted Average Net Coupon(8):                                  6.108%
Non-Zero Weighted Average FICO Score:                               709
Weighted Average Original LTV Ratio:                             77.89%
Weighted Average Stated Remaining Term:                             358
Weighted Average Seasoning (months):                                  2
Weighted Average Months to Roll:                                     57
Weighted Average Gross Margin:                                    2.29%
Weighted Average Initial Rate Cap:                                4.61%
Weighted Average Periodic Rate Cap:                               1.90%
Weighted Average Gross Maximum Lifetime Rate:                    11.68%
--------------------------------------------------- -------------------------

(7) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.
(8) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Servicing Fee and any lender-paid mortgage insurance.



------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------

Features of the Transaction
---------------------------

o The mortgage loans in the transaction consist of Alt-A type, adjustable rate, first lien residential mortgage loans (the "Mortgage Loans") originated or acquired by Countrywide Home Loans, Inc. ("Countrywide") (33.50%), the GS Mortgage Conduit ("Conduit") (22.77%), PHH Mortgage Corporation ("PHH") (22.49%), SunTrust Mortgage, Inc. ("SunTrust") (17.37%) and GreenPoint Mortgage Funding ("GreenPoint") (3.87%).

o The Mortgage Loans will be serviced or sub-serviced by Countrywide Home Loans Servicing LP ("Countrywide Servicing") (56.27%), PHH (22.49%), SunTrust (17.37%) and GreenPoint (3.87%).

o Credit support for the certificates will be provided through a senior/subordinate structure, upfront fully funded overcollateralization of approximately 0.50%, excess spread and mortgage insurance.

o None of the Mortgage Loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994, as amended or (b) "high cost" loans under any other applicable state, federal or local law.

o None of the Mortgage Loans secured by a property in the state of Georgia were originated between October 1, 2002 and March 7, 2003.

o The transaction will be modeled on INTEX as GSAA0601 and on Bloomberg as GSAA 06-1.

o This transaction will contain a swap agreement with an initial swap notional amount of approximately $885,760,201. The swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust will be obligated to pay an amount equal to a per annum rate of 4.9000% (on a 30/360 basis) on the lesser of the swap notional amount and the aggregate class certificate balance of the LIBOR Certificates to the swap provider and the trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis), on the lesser of the swap notional amount and the aggregate class certificate balance of the LIBOR Certificates from the swap provider. See page 23 for swap agreement details.

o The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.


Time Table
----------

Expected Closing Date:          January 27, 2006

Cut-Off Date:                   January 1, 2006

Statistical Calculation Date:   December 1, 2005

Expected Pricing Date:          On or before January 16, 2006

First Distribution Date:        February 27, 2006


Key Terms
---------

Offered Certificates:           Class A, Class M, Class B-1, Class B-2 and
                                Class B-3 Certificates

Non-Offered Certificates:       Class X Certificates and Class R Certificates

LIBOR Certificates:             Class A, Class M, Class B-1 and Class B-2
                                Certificates

Principal Certificates:         Class A, Class M and Class B Certificates

Class A Certificates:           Class A-1, Class A-2 and Class A-3
                                Certificates

Class M Certificates:           Class M-1, Class M-2, Class M-3, Class M-4 and
                                Class M-5 Certificates

Class B Certificates:           Class B-1, Class B-2 and Class B-3
                                Certificates

Class R Certificates:           Class R-1 and Class R-2 Certificates. The
                                Class R Certificates are not being offered hereby.

Depositor:                      GS Mortgage Securities Corp.

Sponsor:                        Goldman Sachs Mortgage Company


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------

Subordinate Certificates:       Class M and Class B Certificates

Underwriter:                    Goldman, Sachs & Co.

Servicers:                      Countrywide Servicing, PHH, SunTrust and
                                GreenPoint

Trustee:                        U.S. Bank National Association

Securities Administrator:       JP Morgan Chase Bank, NA

Master Servicer:                JP Morgan Chase Bank, NA

Custodians:                     Deutsche Bank National Trust Company and
                                JP Morgan Chase Bank, NA

Swap Provider:                  TBD

Servicing Fee Rates:            25.0 bps (31.89%)
                                25.0 bps, increasing to 37.5 bps after the initial interest rate adjustment date (27.65%)
                                37.5 bps (40.46%)

Expense Fee Rate:               The Servicing Fee Rate and any lender-paid
                                mortgage insurance

Distribution Date:              25th day of the month or the next Business Day

Record Date:                    For any Distribution Date, the last Business Day
                                of the Interest Accrual Period

Delay Days:                     24 day delay on the Class B-3 Certificates
                                0 day delay on the LIBOR Certificates

Day Count:                      Actual/360 basis for the LIBOR Certificates and
                                30/360 basis for the Class B-3 Certificates

Prepayment Period:              The calendar month prior to the Distribution
                                Date

Due Period:                     The period commencing on the second day of the
                                calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which the Distribution Date occurs.

Interest Accrual Period:        For the LIBOR Certificates, from the prior
                                Distribution Date to the day prior to the current Distribution Date except for the initial accrual period for which interest will accrue from the Closing Date. For the Class
                                B-3 Certificates, the calendar month
                                immediately preceding the then current
                                Distribution Date.

Pricing Prepayment              30% CPR
Assumption:


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------

Excess Spread:                  The initial weighted average net coupon of the
                                mortgage pool will be greater than the
                                interest payments on the Principal
                                Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Statistical
                                Calculation Date rolled one month at 6% CPR:

                                Initial Gross WAC(1):                                              6.4144%
                                  Less Fees & Expenses(2):                                         0.3062%
                                                                                        ------------------------------
                                Net WAC(1):                                                        6.1082%
                                  Less Initial Principal Certificate Coupon
                                  (Approx.)(1)(3):                                                 4.6001%
                                  Less Initial Swap Outflow:(3)                                    0.4666%
                                                                                        ------------------------------
                                Initial Excess Spread(1):                                          1.0415%


                                    (1) This amount will vary on each
                                        distribution date based on changes to
                                        the weighted average interest rate on
                                        the Mortgage Loans as well as any
                                        changes in day count.

                                    (2) Includes the Servicing Fee and any
                                        lender-paid mortgage insurance.

                                    (3) Assumes 1-month LIBOR equal to 4.4188%,
                                        initial marketing spreads and a 30-day
                                        month. This amount will vary on each
                                        distribution date based on changes to
                                        the weighted average Pass-Through Rates
                                        on the Principal Certificates as well
                                        as any changes in day count.


Servicer Advancing:             Yes, as to principal and interest, subject to
                                recoverability.

Compensating Interest:          Each Servicer, other than PHH and SunTrust,
                                shall provide Compensating Interest equal to the lesser of (A) the aggregate of the prepayment interest shortfalls on the Mortgage
                                Loans for the related Distribution Date
                                resulting from voluntary principal prepayments on the Mortgage Loans during the related
                                Prepayment Period and (B) (i) half of its aggregate Servicing Fee received for the related Distribution Date in the case of Countrywide Servicing (servicing non-Conduit
                                Mortgage Loans) and GreenPoint or (ii) its aggregate Servicing Fee received for the related Distribution Date in the case of Countrywide Servicing (sub-servicing the
                                Conduit Mortgage Loans). PHH and SunTrust will provide Compensating Interest equal to the aggregate of the prepayment interest shortfalls on the Mortgage Loans for the related Distribution Date resulting from voluntary principal prepayments of the
                                Mortgage Loans during the related Prepayment
                                Period.

Optional Clean-up Call:         The transaction has a 10% optional clean-up
                                call.

Rating Agencies:                Standard & Poor's Ratings Services, a division
                                of The McGraw-Hill Companies, Inc., and
                                Moody's Investors Service, Inc.

Minimum Denomination:           $50,000 with regard to each of the Offered
                                Certificates

Legal Investment:               It is anticipated that the Class A, Class M-1,
                                Class M-2, Class M-3, Class M-4 and Class R
                                Certificates will be SMMEA eligible.

ERISA Eligible:                 The Underwriter's exemption is expected to apply
                                to the Offered Certificates. However, in addition, for so long as the Swap Agreement is in effect, prospective plan purchasers must be eligible under one or more investor-based exemptions. Prospective purchasers should consult their own counsel.

Tax Treatment:                  All Principal Certificates
                                represent REMIC regular interests subject to certain rights and obligations in respect to the swap agreement; the trustee will treat the rights and obligations in respect of the swap agreement as a position in a notional principal contract. The Class R-1 and Class
                                R-2 Certificates each represent the residual interest in a REMIC.


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------

Prospectus:                     The Offered Certificates will be offered
                                pursuant to a prospectus supplemented by a prospectus supplement (together, the
                                "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them will be contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered
                                Certificates may not be consummated unless the purchaser has received the Prospectus.

                                PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------

Structure of the Certificates
-----------------------------

Description of Principal and Interest Distributions

Principal will be paid as described under the definition "Principal Distributions on the Principal Certificates". Prior to the Step-Down Date or so long as a Trigger Event is in effect, all principal collected or advanced on the Mortgage Loans will be paid to the Offered Certificates as described herein. On or after the Step-Down Date, so long as no Trigger Event is in effect, the Offered Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to maintain the overcollateralization target (which is one component of the credit support available to the Certificateholders).

Interest will be paid monthly, on all of the LIBOR Certificates, at a rate of one-month LIBOR plus a margin that will step up after the Optional Clean-up Call date, subject to the WAC Cap. Interest will be paid monthly on the Class B-3 Certificates at a specified rate that will step up after the date on which the Optional Clean-up Call is exercisable, subject to the WAC Cap. The interest paid to each class will be reduced by their allocable share of prepayment interest shortfalls not covered by compensating interest and shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statute) allocated to such class. Any reductions in the Pass-Through Rate attributable to the WAC Cap will be carried forward with interest at the applicable Pass-Through Rate as described below and will be payable after payment of all required principal payments on such future Distribution Dates. Such carry forward amount will not be paid back after the certificate principal balance of the applicable class has been reduced to zero.

Definitions

Credit Enhancement. The Principal Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) 0.50% overcollateralization (fully funded upfront) (after the Step-Down Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 1.00% of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate initial balance of the Mortgage Loans as of the Cut-off Date), and (3) subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates.

Mortgage Insurance. As of the Statistical Calculation Date, substantially all of the Mortgage Loans with original LTVs greater than 80% are covered by borrower and/or lender paid mortgage insurance.

Credit Enhancement Percentage. For any Distribution Date, the percentage obtained by dividing (x) the aggregate certificate principal balance of the Subordinate Certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

Step-Down Date. The earlier of (i) the date on which the principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of:

(A) the Distribution Date occurring in February 2009; and
(B) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 11.00%.



------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
    Class     Initial Subordination Percentage     Step-Down Date Percentage
--------------------------------------------------------------------------------
      A                     5.50%                            11.00%
     M-1                    4.00%                            8.00%
     M-2                    3.50%                            7.00%
     M-3                    3.00%                            6.00%
     M-4                    2.50%                            5.00%
     M-5                    2.00%                            4.00%
     B-1                    1.50%                            3.00%
     B-2                    1.00%                            2.00%
     B-3                    0.50%                            1.00%
--------------------------------------------------------------------------------

Trigger Event. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 40% of the prior period's Credit Enhancement Percentage for the Class A Certificates to be specified in the Prospectus (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including loans in foreclosure, all REO Property and Mortgage Loans where the mortgagor has filed for bankruptcy) or (ii) during such period, the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the "Cumulative Realized Loss Percentage") exceeds the amounts set forth below:



----------------------------------------------------------------------------------------------------------------------------
              Distribution Date                                       Cumulative Realized Loss Percentage:
----------------------------------------------------------------------------------------------------------------------------
        February 2008 - January 2009                0.250% for the first month, plus an additional 1/12th of 0.300% for each month thereafter (e.g., approximately 0.275% in March 2008)
        February 2009 - January 2010                0.550% for the first month, plus an additional 1/12th of 0.250% for each month thereafter (e.g., approximately 0.571% in March 2009)
        February 2010 - January 2011                0.800% for the first month, plus an additional 1/12th of 0.250% for each month thereafter (e.g., approximately 0.821% in March 2010)
        February 2011 - January 2012                1.050% for the first month, plus an additional 1/12th of 0.150% for each month thereafter (e.g., approximately 1.063% in March 2011)
        February 2012 and thereafter                                                 1.200%
----------------------------------------------------------------------------------------------------------------------------


Step-Up Coupons. For all Principal Certificates the coupon will increase after the first distribution date on which the Optional Clean-up Call is first exercisable, should the call not be exercised. The margin for the Class A Certificates will increase to 2 times the margin at issuance, the margin for the Class M and Class B Certificates other than the Class B-3 Certificates will increase to 1.5 times the margin at issuance, and the Pass-Through Rate on the Class B-3 Certificates will increase by 0.50% per annum.

Class A-1 Pass-Through Rate. The Class A-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class A-2 Pass-Through Rate. The Class A-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class A-3 Pass-Through Rate. The Class A-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-1 Pass-Through Rate. The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate. The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------

Class M-3 Pass-Through Rate. The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate. The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through Rate. The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through Rate. The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2 Pass-Through Rate. The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [ ]% ([ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3 Pass-Through Rate. The Class B-3 Certificates will accrue interest at a fixed rate equal to the lesser of (i) [ ]% (increasing by [ ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap. As to any Distribution Date, a per annum rate equal to the product of
(i) 30 divided by the actual number of days in the Interest Accrual Period and
(ii) the sum of (A) the weighted average gross coupon of the Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate, if necessary and (B) the swap receivable into the trust, if any, less swap payments out of the trust, if any, divided by the Mortgage Loan balance at the beginning of the related Due Period multiplied by 12 (calculated on an actual/360 basis with respect to the Offered Certificates and a 30/360 basis with respect to the Class B-3 Certificates).

Basis Risk Carry Forward Amount. As to any Distribution Date, and any class of LIBOR Certificates, a supplemental interest amount for each class will equal the sum of (i) the excess, if any, of interest that would otherwise be due on such class of certificates at such certificates' applicable pass-through rate (without regard to the WAC Cap) over interest due on such class of certificates at a rate equal to the WAC Cap, (ii) any Basis Risk Carry Forward Amount for such class remaining unpaid for such certificate from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the certificates' applicable pass-through rate (without regard to the WAC Cap). In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates.

Accrued Certificate Interest. For each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance immediately prior to such Distribution Date (or from the Closing Date in the case of the first Distribution Date) at the related pass-through rate as reduced by that class' share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes.

Interest Remittance Amount on the Offered Certificates. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to any swap receipts and to interest received or advanced on the Mortgage Loans less the Expense Fee Rate, swap payments and certain swap termination payments owed to the swap provider.

Realized Losses. With respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, insurance proceeds and condemnation awards, net of amounts reimbursable to the Servicer for the related advances and the applicable servicing fees in respect of such Mortgage Loan.

Interest Distributions on the Principal Certificates. On each Distribution Date, interest distributions from the Interest Remittance Amount will be allocated as follows:


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------

(i) to the Supplemental Interest Trust, swap payments and certain swap termination payments owed to the swap provider, if any;

(ii) from the Interest Remittance Amount, pro rata (based on the accrued and unpaid interest distributable to each class of the Class A Certificates), to each class of the Class A Certificates, the related accrued certificate interest and any unpaid accrued certificate interest amount for each class of the Class A Certificates from prior Distribution Dates;

(iii) from any remaining Interest Remittance Amounts to the Class M Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest; and

(iv) from any remaining Interest Remittance Amounts to the Class B Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest.

Principal Distributions on the Principal Certificates. On each Distribution Date (a) prior to the Step-Down Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount will be allocated in the following order of priority:

(i) concurrently, to the Class R-1 and Class R-2 Certificates, the Principal Distribution Amount, until their respective certificate principal balances have been reduced to zero;

(ii) to the Class A-1, Class A-2 and Class A-3 Certificates, sequentially, in ascending numerical order, the Principal Distribution Amount, until their respective certificate principal balances have been reduced to zero; and

(iii) the portion of the available Principal Distribution Amount remaining after making the distributions described above in paragraphs (i) and
        (ii) will be distributed in the following order of priority:

        (A) from any remaining Principal Distribution Amount, to the Class M Certificates, sequentially, in ascending numerical order, until the certificate principal balances thereof have been reduced to zero; and

        (B) from any remaining Principal Distribution Amount, to the Class B Certificates, sequentially, in ascending numerical order, until the certificate principal balances thereof have been reduced to zero.

On each Distribution Date (a) on or after the Step-Down Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated in the following order of priority:

(i) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated sequentially, in ascending numerical order, until their respective certificate principal balances have been reduced to zero;

(ii) the portion of the available Principal Distribution Amount remaining after making the distributions described above in paragraph (i) will be distributed sequentially in the following order of priority:

        (A) sequentially, in ascending numerical order, to the Class M Certificates, the lesser of the remaining Principal Distribution Amount and the Principal Distribution Amount for each class, until their certificate principal balances have been reduced to zero; and

        (B) sequentially, in ascending numerical order, to the Class B Certificates, the lesser of the remaining Principal Distribution Amount and the Principal Distribution Amount for each class, until their certificate principal balances have been reduced to zero.


Notwithstanding the allocation of principal to the Class A Certificates described above, from and after the Distribution Date on which the aggregate class certificate balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 Certificates and the principal balance of the Class X Certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata, based on their respective class certificate balances.

Allocation of Net Monthly Excess Cashflow. For any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------

(i) if and to the extent that the Interest Remittance Amount is insufficient to make the full distributions in respect of interest set forth under the "Interest Distributions on the Principal Certificates" section above, (x) to the holders of each class of the Class A Certificates, any unpaid Accrued Certificate Interest and any unpaid interest shortfall amounts, pro rata among such classes based on their entitlement to those amounts, and then (y) to the holders of each class of the Class M and Class B certificates, any unpaid Accrued Certificate Interest, in the order of priority for such classes set forth in such section;

(ii) sequentially, in ascending numerical order, to the Class M Certificates, their unpaid interest shortfall amount;

(iii) sequentially, in ascending numerical order, to the Class B Certificates, their unpaid interest shortfall amount;

(iv) concurrently, any Class A-1 Basis Risk Carry Forward Amount to the Class A-1 Certificates, any Class A-2 Basis Risk Carry Forward Amount to the Class A-2 Certificates and any Class A-3 Basis Risk Carry Forward Amount to the Class A-3 Certificates, pro rata based on their respective certificate principal balances provided that if for any distribution date, after the allocation of the remaining unpaid Basis Risk Carry Forward Amounts to the Class A Certificates, the remaining unpaid Basis Risk Carry Forward Amount for any of the Class A Certificates is reduced to zero, any amount of remaining unpaid Basis Risk Carry Forward Amount that would have been allocated to that Class A Certificate for that Distribution Date will instead be allocated, pro-rata, based on their respective remaining unpaid Basis Risk Carry Forward Amounts, to the other Class A Certificates to the extent the other Class A Certificates have any remaining unpaid Basis Risk Carry Forward Amounts;

(v) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class B-1, Class B-2 and Class B-3 Certificates, any Basis Risk Carry Forward Amounts for such classes; and

(vi)    to the holders of the Class X certificates, any remaining amounts.

Supplemental Interest Trust. Funds deposited into the Supplemental Interest Trust on a Distribution Date will include the swap payments owed to the Swap Provider for such Distribution Date and swap receipts from the Swap Provider for such Distribution Date. Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:

(i) to the swap provider, any swap payments and certain swap termination payments (other than termination payments where the swap provider is the defaulting party or the sole affected party) owed for such Distribution Date;

(ii)    to the certificateholders, to pay interest according to sections (ii),
        (iii) and (iv) of the "Interest Distributions on the Principal Certificates" section, to the extent unpaid from other available funds;

(iii) to the certificateholders, to pay principal according to the section "Principal Distributions on the Principal Certificates", but only to the extent necessary to cause the overcollateralization to be maintained at the required overcollateralization amount (prior to distribution of any amounts due), to the extent unpaid from other available funds;

(iv) to the certificateholders, to pay unpaid interest shortfall and Basis Risk Carry Forward Amounts according to the section "Allocation of Net Monthly Excess Cashflow", to the extent unpaid from other available funds;

(v) to the swap provider, any termination payments where the swap provider is the defaulting party or the sole affected party owed for such Distribution Date; and

(vi)    to the holders of the Class X certificates, any remaining amounts.

Net Monthly Excess Cashflow. For any Distribution Date, the amount of available funds for such Distribution Date remaining after making all payments of interest and principal to the certificates.

Allocation of Realized Losses. All Realized Losses on the Mortgage Loans will be allocated sequentially on each Distribution Date in the following order of priority, (i) to the excess cash flow; (ii) in reduction of the overcollateralization amount; and (iii) sequentially, to the Class B-3, Class B-2, Class B-1, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order. An allocation of any Realized Losses to a Subordinate Certificate on any Distribution Date will


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------

be made by reducing its certificate principal balance, after taking into account all distributions made on such Distribution Date.

Once realized losses are allocated sequentially to the Class B-3, Class B-2, Class B-1, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, their certificate principal balances will be permanently reduced by the amount so allocated, and no amounts will be distributable with respect to such written down amounts on that Distribution Date or any future Distribution Date. Realized Losses will not be allocated to reduce the certificate principal balance of any class of the Class A Certificates.

Class A Principal Allocation Percentage. For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Mortgage Loans and the denominator of which is the Principal Remittance Amount for such Distribution Date.

Interest Remittance Amount on the Principal Certificates. For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Servicing Fee and any lender-paid mortgage insurance.

Basic Principal Distribution Amount. On any Distribution Date, the excess of
(i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Principal Distribution Amount on the Principal Certificates. On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and
(ii) the Extra Principal Distribution Amount.

Principal Remittance Amount.  On any Distribution Date, the sum of:

(i) all scheduled payments of principal due during the related Due Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related servicer remittance date;

(ii) the principal portion of all partial and full prepayments received during the related prepayment period;

(iii) the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs;

(iv) the principal portion of the repurchase price for any repurchase price for any repurchased Mortgage Loans, that were repurchased during the period from the servicer remittance date prior to the prior Distribution Date (or from the Closing Date in the case of the first Distribution Date) through the servicer remittance date prior to the current Distribution Date;

(v) the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date; and

(vi) the principal portion of the termination price if the Optional Clean-up Call is exercised.

Extra Principal Distribution Amount. For any Distribution Date, the lesser of
(i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Expense Fee Rate and plus swap receipts, if any, and less swap payments, if any) and available for distribution on such Distribution Date, over (y) the sum of interest payable on the Principal Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount. For any Distribution Date, means the excess, if any of (i) the actual overcollateralization, and (ii) the required overcollateralization for such Distribution Date.

Class A Principal Distribution Amount. An amount equal to the excess of: (x) the aggregate certificate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------

Class M-1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the certificate principal balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 92.00% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-2 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and
(C) the certificate principal balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 93.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-3 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the certificate principal balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 94.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-4 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (E) the certificate principal balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 95.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M-5 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), and (F) the certificate principal balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 96.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------

Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution Date), and (G) the certificate principal balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 97.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-2 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), (F) the certificate principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class B-1 Certificates (after taking into account any payment of the Class B-1 Principal Distribution Amount on such Distribution Date), and (H) the certificate principal balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 98.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B-3 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution
Date), (F) the certificate principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class B-1 Certificates (after taking into account any payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (H) the certificate principal balance of the Class B-2 Certificates (after taking into account any payment of the Class B-2 Principal Distribution Amount on such Distribution Date), and (I) the certificate principal balance of the Class B-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 99.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.








------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------

Remaining Prepayment Penalty Term by Product Type(1) (2)
-------------------------------------------------

  Product        No Penalty      1-12 Months     13-24 Months      25-36 Months     37-48 Months      49-60 Months             Total
------------  ---------------  ---------------  ---------------  ----------------  ---------------  ----------------  --------------
10 Year ARM      $21,722,969        $833,250               $0        $1,776,181               $0          $637,500       $24,969,900
2 Year ARM        $5,557,886        $600,400       $3,006,208        $1,096,013               $0                $0       $10,260,507
3 Year ARM      $140,671,316     $14,792,634         $564,800       $25,068,902               $0        $2,463,616      $183,561,268
5 Year ARM      $436,282,743     $79,194,937       $5,676,272       $83,624,604               $0       $29,390,219      $634,168,776
6 Month ARM         $164,123              $0               $0                $0               $0                $0          $164,123
7 Year ARM       $46,940,040      $2,786,800               $0       $15,483,145               $0                $0       $65,209,985
------------  ---------------  ---------------  ---------------  ----------------  ---------------  ----------------  --------------
TOTAL(3)        $651,339,076     $98,208,021       $9,247,281      $127,048,846               $0       $32,491,336      $918,334,559
============  ===============  ===============  ===============  ================  ===============  ================  ==============


  Product        No Penalty      1-12 Months     13-24 Months      25-36 Months     37-48 Months      49-60 Months             Total
------------  ---------------  ---------------  ---------------  ----------------  ---------------  ----------------  --------------
10 Year ARM          2.37%            0.09%            0.00%             0.19%            0.00%              0.07%             2.72%
2 Year ARM           0.61%            0.07%            0.33%             0.12%            0.00%              0.00%             1.12%
3 Year ARM          15.32%            1.61%            0.06%             2.73%            0.00%              0.27%            19.99%
5 Year ARM          47.51%            8.62%            0.62%             9.11%            0.00%              3.20%            69.06%
6 Month ARM          0.02%            0.00%            0.00%             0.00%            0.00%              0.00%             0.02%
7 Year ARM           5.11%            0.30%            0.00%             1.69%            0.00%              0.00%             7.10%
------------  ---------------  ---------------  ---------------  ----------------  ---------------  ----------------  --------------
TOTAL(3)            70.93%           10.69%            1.01%            13.83%            0.00%              3.54%           100.00%
============  ===============  ===============  ===============  ================  ===============  ================  ==============


(1) All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unless otherwise noted.
(2) None of the Mortgage Loans has a prepayment penalty term in excess of 60 months.
(3)   Columns may not add up due to rounding.




------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------


Breakeven CDR Table for the Subordinate Certificates
----------------------------------------------------

The assumptions for the breakeven CDR table below are as follows:
       o The Pricing Prepayment Assumption (as defined on page 4 above) is applied.
       o 1-month, 6-month, 1 Year Forward LIBOR curves and 1 Year Forward CMT curve (as of close on November 30, 2005) are used.
       o    33% loss severity and 100% advancing of principal and interest.
       o    There is a 6-month lag in recoveries.
       o Priced to call with collateral losses calculated through the life of the applicable bond.
       o The Offered Certificates, other than the Class B-3 Certificates, are priced at par. The Class B-3 Certificates are priced at 82.3272%.
       o All payments are assumed to be made on the 25th of the month regardless of business days.
       o Based on the collateral as of the Statistical Calculation Date rolled one month at 6% CPR and initial marketing structure and spreads.

-----------------------------------------------------------------------------------------------------------------------------------
                                                First Dollar of Loss              Libor Flat                   0% Return
-----------------------------------------------------------------------------------------------------------------------------------
     Class M-1     CDR (%)                                          8.32                        8.37                         8.93
                   Yield (%)                                      5.1393                      4.7735                       0.0059
                   WAL (years)                                      5.24                        5.24                         5.24
                   Modified Duration                                4.55                        4.56                         4.61
                   Principal Window                        Apr11 - Apr11               Apr11 - Apr11                Apr11 - Apr11
                   Principal Writedown                 24,218.38 (0.18%)          319,388.53 (2.33%)        3,600,454.35 (26.28%)
                   Total Collateral Loss           52,308,476.99 (5.73%)       52,589,984.39 (5.76%)        55,717,982.07 (6.10%)
-----------------------------------------------------------------------------------------------------------------------------------
     Class M-2     CDR (%)                                          7.52                        7.55                         7.73
                   Yield (%)                                      4.9804                      4.7653                       0.2097
                   WAL (years)                                      5.41                        5.33                         5.33
                   Modified Duration                                4.68                        4.62                         4.67
                   Principal Window                        Jun11 - Jun11               May11 - May11                May11 - May11
                   Principal Writedown                 59,620.83 (1.31%)          116,908.99 (2.56%)        1,201,945.71 (26.32%)
                   Total Collateral Loss           48,231,869.26 (5.28%)       48,170,552.23 (5.27%)        49,206,384.53 (5.39%)
-----------------------------------------------------------------------------------------------------------------------------------
     Class M-3     CDR (%)                                          6.76                        6.77                         6.96
                   Yield (%)                                      5.0024                      4.7829                       0.2854
                   WAL (years)                                      5.49                        5.49                         5.41
                   Modified Duration                                4.74                        4.74                         4.72
                   Principal Window                        Jul11 - Jul11               Jul11 - Jul11                Jun11 - Jun11
                   Principal Writedown                 60,668.01 (1.33%)          122,650.53 (2.69%)        1,205,539.13 (26.40%)
                   Total Collateral Loss           43,995,426.72 (4.82%)       44,054,739.50 (4.82%)        44,963,663.28 (4.92%)
-----------------------------------------------------------------------------------------------------------------------------------
     Class M-4     CDR (%)                                          6.01                        6.03                         6.22
                   Yield (%)                                      5.3138                      4.8762                       0.2567
                   WAL (years)                                      5.58                        5.58                         5.49
                   Modified Duration                                4.77                        4.78                         4.76
                   Principal Window                        Aug11 - Aug11               Aug11 - Aug11                Jul11 - Jul11
                   Principal Writedown                 16,188.24 (0.35%)          142,779.22 (3.13%)        1,259,186.28 (27.57%)
                   Total Collateral Loss           39,688,628.19 (4.34%)       39,810,105.42 (4.36%)        40,768,586.89 (4.46%)
-----------------------------------------------------------------------------------------------------------------------------------
     Class M-5     CDR (%)                                          5.29                        5.31                         5.49
                   Yield (%)                                      5.2105                      4.7709                       0.0443
                   WAL (years)                                      5.66                        5.66                         5.66
                   Modified Duration                                4.83                        4.84                         4.88
                   Principal Window                        Sep11 - Sep11               Sep11 - Sep11                Sep11 - Sep11
                   Principal Writedown                 56,813.30 (1.24%)          184,630.25 (4.04%)        1,338,461.91 (29.31%)
                   Total Collateral Loss           35,436,161.28 (3.88%)       35,560,516.40 (3.89%)        36,676,612.17 (4.01%)
-----------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                   First Dollar of Loss          LIBOR Flat                   0% Return
-----------------------------------------------------------------------------------------------------------------------------------
     Class B-1     CDR (%)                                              4.58                    4.63                         4.80
                   Yield (%)                                          5.9639                  4.8282                       0.1028
                   WAL (years)                                          5.74                    5.74                         5.74
                   Modified Duration                                    4.78                    4.79                         4.83
                   Principal Window                            Oct11 - Oct11           Oct11 - Oct11                Oct11 - Oct11
                   Principal Writedown                     56,413.13 (1.24%)      384,735.33 (8.42%)        1,497,638.16 (32.79%)
                   Total Collateral Loss               31,119,884.68 (3.41%)   31,438,021.27 (3.44%)        32,516,349.09 (3.56%)
-----------------------------------------------------------------------------------------------------------------------------------
     Class B-2     CDR (%)                                              3.89                    3.94                         4.11
                   Yield (%)                                          6.1963                  4.9994                       0.0149
                   WAL (years)                                          5.83                    5.83                         5.83
                   Modified Duration                                    4.83                    4.84                         4.89
                   Principal Window                            Nov11 - Nov11           Nov11 - Nov11                Nov11 - Nov11
                   Principal Writedown                     11,493.16 (0.25%)      359,773.37 (7.88%)        1,523,453.90 (33.36%)
                   Total Collateral Loss               26,805,555.45 (2.93%)   27,131,167.66 (2.97%)        28,234,792.45 (3.09%)
-----------------------------------------------------------------------------------------------------------------------------------
     Class B-3     CDR (%)                                              3.25                     N/A                         3.51
                   Yield (%)                                          8.8068                     N/A                       0.2867
                   WAL (years)                                          5.91                     N/A                         5.91
                   Modified Duration                                    4.81                     N/A                         4.93
                   Principal Window                            Dec11 - Dec11                     N/A                Dec11 - Dec11
                   Principal Writedown                     35,769.78 (0.78%)                     N/A        1,876,039.20 (41.08%)
                   Total Collateral Loss               22,698,371.84 (2.48%)                     N/A        24,424,179.08 (2.67%)
-----------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------


Sensitivity Table for the Certificates - To Maturity
----------------------------------------------------

The assumptions for the sensitivity table below are as follows:
       o The Pricing Prepayment Assumptions (as defined on page 4 above) are applied.
       o    1-month, 6-month, 1-year LIBOR and 1-year CMT remain static.
       o    10% Clean-up Call is not exercised.
       o    Based upon initial marketing structure and spreads.


                                                  ---------------------------------------------------------------------------------
                                                    50 PPA       75 PPA       100 PPA      125 PPA      150 PPA      175 PPA
-----------------------------------------------------------------------------------------------------------------------------------
                   WAL (years)                          2.14        1.38           1.00        0.77         0.61         0.50
       A-1         Principal Window Begin                  1           1              1           1            1            1
                   Principal Window End                   59          38             27          21           16           13
-----------------------------------------------------------------------------------------------------------------------------------
                   WAL (years)                          6.54        4.25           3.00        2.22         1.75         1.42
       A-2         Principal Window Begin                 59          38             27          21           16           13
                   Principal Window End                  102          67             48          34           27           22
-----------------------------------------------------------------------------------------------------------------------------------
                   WAL (years)                         13.39        9.05           6.59        5.01         3.84         2.94
       A-3         Principal Window Begin                102          67             48          34           27           22
                   Principal Window End                  307         230            172         133          106           85
-----------------------------------------------------------------------------------------------------------------------------------
                   WAL (years)                          9.29        6.17           4.67        3.97         3.69         3.73
       M-1         Principal Window Begin                 51          37             38          39           40           43
                   Principal Window End                  206         141            103          79           62           50
-----------------------------------------------------------------------------------------------------------------------------------
                   WAL (years)                          9.15        6.07           4.60        3.89         3.57         3.53
       M-2         Principal Window Begin                 51          37             38          39           40           42
                   Principal Window End                  187         127             93          71           56           45
-----------------------------------------------------------------------------------------------------------------------------------
                   WAL (years)                          9.05        5.99           4.54        3.82         3.51         3.44
       M-3         Principal Window Begin                 51          37             38          38           39           41
                   Principal Window End                  180         121             88          67           53           43
-----------------------------------------------------------------------------------------------------------------------------------
                   WAL (years)                          8.91        5.89           4.44        3.74         3.43         3.35
       M-4         Principal Window Begin                 51          37             37          38           39           40
                   Principal Window End                  170         115             83          64           50           41
-----------------------------------------------------------------------------------------------------------------------------------
                   WAL (years)                          8.70        5.74           4.32        3.66         3.33         3.27
       M-5         Principal Window Begin                 51          37             37          38           38           39
                   Principal Window End                  159         107             77          59           47           40
-----------------------------------------------------------------------------------------------------------------------------------
                   WAL (years)                          8.36        5.49           4.15        3.50         3.20         3.20
       B-1         Principal Window Begin                 51          37             37          37           38           38
                   Principal Window End                  145          97             70          53           42           39
-----------------------------------------------------------------------------------------------------------------------------------
                   WAL (years)                          7.72        5.05           3.82        3.23         3.11         3.14
       B-2         Principal Window Begin                 51          37             37          37           37           37
                   Principal Window End                  127          84             60          46           38           38
-----------------------------------------------------------------------------------------------------------------------------------
                   WAL (years)                          6.06        3.96           3.21        3.08         3.08         3.08
       B-3         Principal Window Begin                 51          37             37          37           37           37
                   Principal Window End                  100          65             47          37           37           37
-----------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------


Sensitivity Table for the Certificates - To Call
------------------------------------------------

The assumptions for the sensitivity table below are as follows:
      |X|   The Pricing Prepayment Assumptions (as defined on page 4 above)
            are applied.
      |X|   1-month, 6-month, 1-year LIBOR and 1-year CMT remain static.
      |X|   10% Clean-up Call is exercised on the first possible date.
      |X|   Based upon initial marketing structure and spreads.


                                                  ---------------------------------------------------------------------------------
                                                    50 PPA       75 PPA       100 PPA      125 PPA      150 PPA      175 PPA
-----------------------------------------------------------------------------------------------------------------------------------
                  WAL (years)                           2.14         1.38         1.00         0.77         0.61         0.50
       A-1        Principal Window Begin                   1            1            1            1            1            1
                  Principal Window End                    59           38           27           21           16           13
-----------------------------------------------------------------------------------------------------------------------------------
                  WAL (years)                           6.54         4.25         3.00         2.22         1.75         1.42
       A-2        Principal Window Begin                  59           38           27           21           16           13
                  Principal Window End                   102           67           48           34           27           22
-----------------------------------------------------------------------------------------------------------------------------------
                  WAL (years)                          11.68         7.77         5.61         4.25         3.25         2.52
       A-3        Principal Window Begin                 102           67           48           34           27           22
                  Principal Window End                   159          107           77           59           47           38
-----------------------------------------------------------------------------------------------------------------------------------
                  WAL (years)                           8.82         5.83         4.41         3.78         3.54         3.16
       M-1        Principal Window Begin                  51           37           38           39           40           38
                  Principal Window End                   159          107           77           59           47           38
-----------------------------------------------------------------------------------------------------------------------------------
                  WAL (years)                           8.82         5.83         4.41         3.75         3.46         3.16
       M-2        Principal Window Begin                  51           37           38           39           40           38
                  Principal Window End                   159          107           77           59           47           38
-----------------------------------------------------------------------------------------------------------------------------------
                  WAL (years)                           8.82         5.83         4.41         3.72         3.44         3.16
       M-3        Principal Window Begin                  51           37           38           38           39           38
                  Principal Window End                   159          107           77           59           47           38
-----------------------------------------------------------------------------------------------------------------------------------
                  WAL (years)                           8.82         5.83         4.38         3.71         3.41         3.16
       M-4        Principal Window Begin                  51           37           37           38           39           38
                  Principal Window End                   159          107           77           59           47           38
-----------------------------------------------------------------------------------------------------------------------------------
                  WAL (years)                           8.70         5.74         4.32         3.66         3.33         3.16
       M-5        Principal Window Begin                  51           37           37           38           38           38
                  Principal Window End                   159          107           77           59           47           38
-----------------------------------------------------------------------------------------------------------------------------------
                  WAL (years)                           8.36         5.49         4.15         3.50         3.20         3.16
       B-1        Principal Window Begin                  51           37           37           37           38           38
                  Principal Window End                   145           97           70           53           42           38
-----------------------------------------------------------------------------------------------------------------------------------
                  WAL (years)                           7.72         5.05         3.82         3.23         3.11         3.14
       B-2        Principal Window Begin                  51           37           37           37           37           37
                  Principal Window End                   127           84           60           46           38           38
-----------------------------------------------------------------------------------------------------------------------------------
                  WAL (years)                           6.06         3.96         3.21         3.08         3.08         3.08
       B-3        Principal Window Begin                  51           37           37           37           37           37
                  Principal Window End                   100           65           47           37           37           37
-----------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------


WAC Cap. The information in the following table has been prepared in accordance with the following assumptions: (i) one and six-month LIBOR, 1-year LIBOR and 1-year CMT remain constant at 20.00%, (ii) day count convention of actual/360 is applied; and (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table. This table is based on initial marketing structure and spreads.

                           Distribution               WAC Cap
      Period                   Date                     (%)
   ------------         ------------------         -------------
        1                    2/25/2006               21.12370
        2                    3/25/2006               20.87182
        3                    4/25/2006               20.43057
        4                    5/25/2006               20.18447
        5                    6/25/2006               19.84466
        6                    7/25/2006               19.61574
        7                    8/25/2006               19.28097
        8                    9/25/2006               19.00716
        9                   10/25/2006               18.80291
        10                  11/25/2006               18.47526
        11                  12/25/2006               18.28633
        12                   1/25/2007               17.96315
        13                   2/25/2007               17.71432
        14                   3/25/2007               17.71864
        15                   4/25/2007               17.23076
        16                   5/25/2007               17.07788
        17                   6/25/2007               16.76493
        18                   7/25/2007               16.62545
        19                   8/25/2007               16.31623
        20                   9/25/2007               16.09937
        21                  10/25/2007               15.97917
        22                  11/25/2007               15.67613
        23                  12/25/2007               15.59053
        24                   1/25/2008               15.29556
        25                   2/25/2008               15.09652
        26                   3/25/2008               15.12024
        27                   4/25/2008               14.71038
        28                   5/25/2008               14.63139
        29                   6/25/2008               14.34960
        30                   7/25/2008               14.28548
        31                   8/25/2008               13.99368
        32                   9/25/2008               13.82149
        33                  10/25/2008               13.96124
        34                  11/25/2008               12.47029
        35                  12/25/2008               12.66448
        36                   1/25/2009               12.45969
        37                   2/25/2009               12.34150
        38                   3/25/2009               12.73316
        39                   4/25/2009               12.13466
        40                   5/25/2009               12.20793
        41                   6/25/2009               11.94548
        42                   7/25/2009               12.01546
        43                   8/25/2009               11.74714
        44                   9/25/2009               11.64528
        45                  10/25/2009               11.80302
        46                  11/25/2009               11.62056
        47                  12/25/2009               11.84108


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------


                           Distribution               WAC Cap
      Period                   Date                     (%)
   ------------         ------------------         -------------
        48                   1/25/2010               11.56621
        49                   2/25/2010               11.47309
        50                   3/25/2010               11.96921
        51                   4/25/2010               11.29236
        52                   5/25/2010               11.38993
        53                   6/25/2010               11.11939
        54                   7/25/2010               11.22148
        55                   8/25/2010               10.95325
        56                   9/25/2010               10.87949
        57                  10/25/2010               11.55972
        58                  11/25/2010               11.85175
        59                  12/25/2010               14.47712
        60                   1/25/2011               10.45373
        61                   2/25/2011               10.45365
        62                   3/25/2011               11.57385
        63                   4/25/2011               10.45584
        64                   5/25/2011               10.80649
        65                   6/25/2011               10.45953
        66                   7/25/2011               10.80809
        67                   8/25/2011               10.45935
        68                   9/25/2011               10.45949
        69                  10/25/2011               10.80974
        70                  11/25/2011               10.46137
        71                  12/25/2011               10.81091
        72                   1/25/2012               10.46207
        73                   2/25/2012               10.46197
        74                   3/25/2012               11.18363
        75                   4/25/2012               10.46247
        76                   5/25/2012               10.81133
        77                   6/25/2012               10.46247
        78                   7/25/2012               10.81111
        79                   8/25/2012               10.46226
        80                   9/25/2012               10.46579
        81                  10/25/2012               10.83294
        82                  11/25/2012               10.52632
        83                  12/25/2012               11.17810
        84                   1/25/2013               10.82735
        85                   2/25/2013               10.82736
        86                   3/25/2013               11.98746
        87                   4/25/2013               10.82827
        88                   5/25/2013               11.18923
        89                   6/25/2013               10.82830
        90                   7/25/2013               11.18927
        91                   8/25/2013               10.82834
        92                   9/25/2013               10.82906
        93                  10/25/2013               11.19004
        94                  11/25/2013               10.82909
        95                  12/25/2013               11.19008
        96                   1/25/2014               10.82913
        97                   2/25/2014               10.82914
        98                   3/25/2014               11.98943
        99                   4/25/2014               10.82918
       100                   5/25/2014               11.19017


------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------


                           Distribution               WAC Cap
      Period                   Date                     (%)
   ------------         ------------------         -------------
       101                   6/25/2014               10.82922
       102                   7/25/2014               11.19021
       103                   8/25/2014               10.82925
       104                   9/25/2014               10.82927
       105                  10/25/2014               11.19027
       106                  11/25/2014               10.82931
       107                  12/25/2014               11.19031
       108                   1/25/2015               10.82935
       109                   2/25/2015               10.82936
       110                   3/25/2015               11.98967
       111                   4/25/2015               10.82940
       112                   5/25/2015               11.19040
       113                   6/25/2015               10.82944
       114                   7/25/2015               11.19044
       115                   8/25/2015               10.82948
       116                   9/25/2015               10.83654
       117                  10/25/2015               11.22806
       118                  11/25/2015               10.86588
       119                  12/25/2015               11.25124
       120                   1/25/2016               10.97237






------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------


Swap Agreement. On the Closing Date, the Trustee will enter into a swap agreement with an initial swap notional amount of $885,760,201. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust shall be obligated to pay an amount equal to a per annum rate of 4.9000% (on a 30/360 basis) on the lesser of the swap notional amount and the aggregate class certificate balance of the LIBOR Certificates to the swap provider and the trust will be entitled to receive an amount equal to a per annum rate of one-month LIBOR (on a actual/360 basis) on the lesser of the swap notional amount and the aggregate class certificate balance of the LIBOR Certificates from the swap provider.


                                                           Swap Schedule

                                                      Swap Notional                                                 Swap Notional
      Period            Distribution Date              Amount ($)           Period         Distribution Date         Amount ($)
   ------------      -----------------------      --------------------   ------------   -----------------------  ------------------
        1                   2/25/2006                885,760,201.22           36               1/25/2009            125,561,741.88
        2                   3/25/2006                861,281,063.27           37               2/25/2009            119,446,252.43
        3                   4/25/2006                818,967,159.56           38               3/25/2009            113,628,548.42
        4                   5/25/2006                778,713,088.42           39               4/25/2009            108,094,132.60
        5                   6/25/2006                740,418,613.00           40               5/25/2009            102,829,213.36
        6                   7/25/2006                703,988,356.12           41               6/25/2009             97,820,670.44
        7                   8/25/2006                669,331,582.00           42               7/25/2009             93,056,022.20
        8                   9/25/2006                636,361,970.50           43               8/25/2009             88,523,394.51
        9                  10/25/2006                604,997,402.20           44               9/25/2009             84,211,491.27
        10                 11/25/2006                575,159,754.05           45               10/25/2009            80,109,566.24
        11                 12/25/2006                546,774,704.87           46               11/25/2009            76,207,396.25
        12                  1/25/2007                519,771,550.42           47               12/25/2009            72,495,255.75
        13                  2/25/2007                494,083,027.34           48               1/25/2010             68,963,892.67
        14                  3/25/2007                469,645,145.75           49               2/25/2010             65,604,505.25
        15                  4/25/2007                446,397,029.96           50               3/25/2010             62,408,720.22
        16                  5/25/2007                424,280,766.96           51               4/25/2010             59,368,571.91
        17                  6/25/2007                403,241,262.19           52               5/25/2010             56,476,482.43
        18                  7/25/2007                383,226,102.49           53               6/25/2010             53,725,242.74
        19                  8/25/2007                364,185,425.51           54               7/25/2010             51,107,994.78
        20                  9/25/2007                346,071,795.69           55               8/25/2010             48,618,214.32
        21                 10/25/2007                328,840,086.10           56               9/25/2010             46,249,694.77
        22                 11/25/2007                312,447,366.12           57               10/25/2010            43,996,521.40
        23                 12/25/2007                296,852,784.71           58               11/25/2010            41,852,884.89
        24                  1/25/2008                282,017,496.59           59               12/25/2010            39,811,822.61
        25                  2/25/2008                267,904,545.17           60             1/25/2011 and
        26                  3/25/2008                254,478,763.71                            thereafter                     0.00
        27                  4/25/2008                241,706,700.21
        28                  5/25/2008                229,556,530.86
        29                  6/25/2008                217,997,980.78
        30                  7/25/2008                207,002,167.79
        31                  8/25/2008                196,541,780.69
        32                  9/25/2008                186,590,753.15
        33                 10/25/2008                177,124,287.57
        34                 11/25/2008                138,747,812.57
        35                 12/25/2008                131,990,255.70




------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------

                         The Mortgage Loans - All Collateral (1)

Scheduled Principal Balance:                                        $918,334,559
Number of Mortgage Loans:                                                  3,965
Average Scheduled Principal Balance:                                    $231,610
Interest Only Loans:                                                      89.44%
Weighted Average Gross Coupon:                                            6.414%
Weighted Average Net Coupon:(2)                                           6.108%
Non-Zero Weighted Average FICO Score:                                        709
Weighted Average Original LTV Ratio:                                      77.89%
Weighted Average Stated Remaining Term (months):                             358
Weighted Average Seasoning (months):                                           2
Weighted Average Months to Roll:                                              57
Weighted Average Gross Margin:                                             2.29%
Weighted Average Initial Rate Cap:                                         4.61%
Weighted Average Periodic Rate Cap:                                        1.90%
Weighted Average Gross Maximum Lifetime Rate:                             11.68%

(1) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.

(2) The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Servicing Fee and any lender-paid mortgage insurance.


                                          Distribution by Current Principal Balance


                                                                               Pct. of                           Weighted
                                                                               Pool By           Weighted          Avg.
                                       Number Of          Principal           Principal         Avg. Gross        Current
     Current Principal Balance           Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
$50,000 & Below                               24              $939,254              0.10%            6.857%            719
$50,001 - $75,000                             96             6,182,775              0.67             6.924             721
$75,001 - $100,000                           222            19,925,111              2.17             6.687             707
$100,001 - $125,000                          354            40,398,623              4.40             6.579             709
$125,001 - $150,000                          451            62,462,630              6.80             6.513             710
$150,001 - $200,000                          776           135,840,911             14.79             6.394             711
$200,001 - $250,000                          647           145,438,433             15.84             6.377             706
$250,001 - $300,000                          518           142,834,130             15.55             6.338             705
$300,001 - $350,000                          395           128,508,125             13.99             6.234             707
$350,001 - $400,000                          170            62,667,837              6.82             6.330             718
$400,001 - $450,000                           72            30,701,239              3.34             6.642             709
$450,001 - $500,000                           73            34,705,571              3.78             6.605             715
$500,001 - $550,000                           46            24,169,016              2.63             6.426             710
$550,001 - $600,000                           46            26,571,665              2.89             6.342             715
$600,001 - $650,000                           29            18,481,330              2.01             6.612             714
$650,001 - $700,000                            9             6,149,028              0.67             6.439             730
$700,001 - $750,000                           11             8,000,450              0.87             6.455             720
$750,001 - $800,000                            6             4,714,975              0.51             7.416             674
$800,001 - $850,000                            2             1,675,828              0.18             6.684             648
$850,001 - $900,000                            3             2,625,000              0.29             6.710             706
$900,001 - $950,000                            1               919,879              0.10             6.250             669
$950,001 - $1,000,000                         13            12,922,748              1.41             6.670             706
$1,000,001 - $1,500,000                        1             1,500,000              0.16             6.750             678
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                     3,965          $918,334,559            100.00%            6.414%            709
================================      ===========     ================    ===============     =============    =============


                                                          Weighted           Weighted
                                           Avg.             Avg.               Avg.
                                        Principal         Original           Combined          Pct. Full        Pct. Owner
     Current Principal Balance           Balance             LTV                LTV               Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
$50,000 & Below                           $39,136             69.82%           76.92%              8.04%          46.87%
$50,001 - $75,000                          64,404             77.72            85.07              22.53           32.49
$75,001 - $100,000                         89,753             77.82            88.11              21.50           56.05
$100,001 - $125,000                       114,120             78.10            89.61              24.62           62.57
$125,001 - $150,000                       138,498             78.52            87.65              25.00           62.70
$150,001 - $200,000                       175,053             78.74            88.86              27.06           68.54
$200,001 - $250,000                       224,789             78.27            87.60              21.65           74.82
$250,001 - $300,000                       275,742             78.41            88.27              17.55           78.83
$300,001 - $350,000                       325,337             78.23            88.28              19.51           84.63
$350,001 - $400,000                       368,634             76.64            87.73              13.92           90.63
$400,001 - $450,000                       426,406             76.58            85.14               4.09           80.97
$450,001 - $500,000                       475,419             77.75            88.10               5.48           84.90
$500,001 - $550,000                       525,413             78.09            87.48               0.00           93.55
$550,001 - $600,000                       577,645             77.21            84.61               2.24           88.97
$600,001 - $650,000                       637,287             77.65            87.07               0.00           82.70
$650,001 - $700,000                       683,225             79.01            86.32              10.60          100.00
$700,001 - $750,000                       727,314             71.91            75.54               0.00          100.00
$750,001 - $800,000                       785,829             77.01            82.81               0.00           83.21
$800,001 - $850,000                       837,914             54.19            54.05               0.00          100.00
$850,001 - $900,000                       875,000             76.34            76.37               0.00          100.00
$900,001 - $950,000                       919,879             79.00            78.97               0.00          100.00
$950,001 - $1,000,000                     994,058             73.18            84.01               0.00           84.52
$1,000,001 - $1,500,000                 1,500,000             53.57            53.57               0.00            0.00
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                   $231,610             77.89%           87.56%             17.73%          77.12%
================================      ===========     ================    ===============     =============    =============




------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------


                                                 Distribution by Current Rate


                                                                               Pct. of                           Weighted
                                                                               Pool By           Weighted          Avg.
              Current                  Number Of          Principal           Principal         Avg. Gross        Current
               Rate                      Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
4.51 - 5.00%                                  11            $2,349,175              0.26%           4.897%             721
5.01 - 5.50%                                 168            37,821,701              4.12            5.446              725
5.51 - 6.00%                               1,066           247,404,901             26.94            5.839              711
6.01 - 6.50%                               1,182           297,917,906             32.44            6.326              707
6.51 - 7.00%                                 931           215,534,461             23.47            6.789              708
7.01 - 7.50%                                 404            75,093,970              8.18            7.292              703
7.51 - 8.00%                                 164            33,642,747              3.66            7.776              706
8.01 - 8.50%                                  34             7,181,491              0.78            8.299              693
8.51 - 9.00%                                   5             1,388,206              0.15            8.638              718
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                     3,965          $918,334,559            100.00%           6.414%             709
================================      ===========     ================    ===============     =============    =============


                                                          Weighted           Weighted
                                           Avg.             Avg.               Avg.
              Current                   Principal         Original           Combined           Pct. Full        Pct. Owner
               Rate                      Balance             LTV                LTV                Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
4.51 - 5.00%                             $213,561             69.68%           79.49%             55.86%          73.86%
5.01 - 5.50%                              225,129             76.30            84.86              46.40           81.90
5.51 - 6.00%                              232,087             77.08            86.40              32.19           83.36
6.01 - 6.50%                              252,046             77.35            88.41              15.08           84.50
6.51 - 7.00%                              231,509             78.55            88.07               5.76           73.02
7.01 - 7.50%                              185,876             80.18            88.12               7.15           51.84
7.51 - 8.00%                              205,139             81.24            88.67               4.28           49.99
8.01 - 8.50%                              211,220             79.36            81.81               0.81           57.77
8.51 - 9.00%                              277,641             82.68            93.41               7.02           18.81
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                   $231,610             77.89%           87.56%             17.73%          77.12%
================================      ===========     ================    ===============     =============    =============




                                                     Distribution by FICO

                                                                               Pct. of                           Weighted
                                                                               Pool By           Weighted          Avg.
                                       Number Of          Principal           Principal         Avg. Gross        Current
               FICO                      Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
800 - 819                                     72           $16,021,165              1.74%           6.421%             807
780 - 799                                    243            55,953,806              6.09            6.335              788
760 - 779                                    327            78,136,339              8.51            6.377              769
740 - 759                                    419            96,251,529             10.48            6.323              749
720 - 739                                    521           119,431,384             13.01            6.418              729
700 - 719                                    562           126,834,101             13.81            6.390              709
680 - 699                                    623           146,627,093             15.97            6.474              689
660 - 679                                    645           151,994,440             16.55            6.416              670
640 - 659                                    375            86,337,012              9.40            6.533              651
620 - 639                                    165            37,146,708              4.05            6.419              630
600 - 619                                     11             3,288,625              0.36            6.311              615
560 - 579                                      1               187,794              0.02            5.500              573
NA                                             1               124,560              0.01            6.375                0
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                     3,965          $918,334,559            100.00%           6.414%             709
================================      ===========     ================    ===============     =============    =============


                                                          Weighted           Weighted
                                           Avg.             Avg.               Avg.
                                        Principal         Original           Combined          Pct. Full        Pct. Owner
               FICO                      Balance             LTV                LTV               Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
800 - 819                                $222,516             75.22%           83.44%             23.72%          64.52%
780 - 799                                 230,263             75.78            84.26              14.98           70.79
760 - 779                                 238,949             78.97            89.14              10.50           70.94
740 - 759                                 229,717             78.38            88.87              12.33           70.82
720 - 739                                 229,235             78.39            89.72              12.64           76.07
700 - 719                                 225,683             78.00            88.06              13.04           76.80
680 - 699                                 235,356             78.50            88.88              17.36           77.49
660 - 679                                 235,650             77.90            86.95              22.11           82.03
640 - 659                                 230,232             77.41            85.48              28.77           83.14
620 - 639                                 225,132             75.65            82.14              34.58           88.31
600 - 619                                 298,966             76.98            78.91              57.14           97.08
560 - 579                                 187,794             70.41            70.41             100.00          100.00
NA                                        124,560             40.00            40.00             100.00          100.00
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                   $231,610             77.89%           87.56%             17.73%          77.12%
================================      ===========     ================    ===============     =============    =============




                                                 Distribution by Original LTV

                                                                               Pct. of                           Weighted
                                                                               Pool By           Weighted          Avg.
                                       Number Of          Principal           Principal         Avg. Gross        Current
           Original LTV                  Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
30.00% & Below                                21            $3,263,553              0.36%           6.551%             707
30.01 - 40.00%                                23             4,759,086              0.52            6.026              724
40.01 - 50.00%                                38             8,550,230              0.93            6.175              719
50.01 - 60.00%                                79            20,248,455              2.20            6.225              720
60.01 - 70.00%                               266            74,227,210              8.08            6.170              703
70.01 - 80.00%                             3,246           746,990,909             81.34            6.431              709
80.01 - 85.00%                                21             4,598,252              0.50            6.491              684
85.01 - 90.00%                               165            33,212,509              3.62            6.599              708
90.01 - 95.00%                                98            20,839,572              2.27            6.709              723
95.01 - 100.00%                                8             1,644,783              0.18            6.458              738
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                     3,965          $918,334,559            100.00%           6.414%             709
================================      ===========     ================    ===============     =============    =============


                                                          Weighted           Weighted
                                           Avg.             Avg.               Avg.
                                        Principal         Original           Combined          Pct. Full        Pct. Owner
           Original LTV                  Balance             LTV                LTV               Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
30.00% & Below                           $155,407             25.71%           28.57%             13.84%          82.99%
30.01 - 40.00%                            206,917             38.02            38.41               6.08           82.28
40.01 - 50.00%                            225,006             46.11            48.40              16.46           66.45
50.01 - 60.00%                            256,310             55.81            58.76              14.00           70.58
60.01 - 70.00%                            279,050             66.62            72.47              11.70           81.48
70.01 - 80.00%                            230,127             79.37            90.56              18.50           77.74
80.01 - 85.00%                            218,964             83.91            83.96              29.41           85.13
85.01 - 90.00%                            201,288             89.72            89.76              14.25           53.50
90.01 - 95.00%                            212,649             94.80            94.79              23.23           81.82
95.01 - 100.00%                           205,598             99.41            99.41               0.00          100.00
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                   $231,610             77.89%           87.56%             17.73%          77.12%
================================      ===========     ================    ===============     =============    =============





------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------


                                                Distribution by Document Type

                                                                               Pct. of                           Weighted
                                                                               Pool By           Weighted          Avg.
                                       Number Of          Principal           Principal         Avg. Gross        Current
           Document Type                 Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Full/Alt                                     825          $162,817,147             17.73%           6.039%             696
Nina/No Doc                                  555           121,529,509             13.23            6.745              716
Stated Income Stated Assets                1,483           334,370,243             36.41            6.447              715
Stated Income Verified Assets              1,102           299,617,660             32.63            6.448              706
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                     3,965          $918,334,559            100.00%           6.414%             709
================================      ===========     ================    ===============     =============    =============


                                                          Weighted           Weighted
                                           Avg.             Avg.               Avg.
                                        Principal         Original           Combined          Pct. Full        Pct. Owner
           Document Type                 Balance             LTV                LTV               Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Full/Alt                                 $197,354             78.51%            90.00%           100.00%          78.75%
Nina/No Doc                               218,972             77.42             84.43              0.00           82.49
Stated Income Stated Assets               225,469             77.87             86.74              0.00           71.54
Stated Income Verified Assets             271,885             77.76             88.43              0.00           80.28
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                   $231,610             77.89%            87.56%            17.73%          77.12%
================================      ===========     ================    ===============     =============    =============






                                                 Distribution by Loan Purpose

                                                                               Pct. of                           Weighted
                                                                               Pool By           Weighted          Avg.
                                       Number Of          Principal           Principal         Avg. Gross        Current
           Loan Purpose                  Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Cashout Refinance                            608          $160,005,555             17.42%           6.286%             690
Purchase                                   3,106           703,357,863             76.59            6.454              714
Rate/Term Refinance                          251            54,971,140              5.99            6.279              694
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                     3,965          $918,334,559            100.00%           6.414%             709
================================      ===========     ================    ===============     =============    =============


                                                          Weighted           Weighted
                                           Avg.             Avg.               Avg.
                                        Principal         Original           Combined          Pct. Full        Pct. Owner
           Loan Purpose                  Balance             LTV                LTV               Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Cashout Refinance                        $263,167             71.60%           73.82%             24.47%          84.85%
Purchase                                  226,451             79.49            90.99              15.56           75.32
Rate/Term Refinance                       219,009             75.81            83.74              25.89           77.60
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                   $231,610             77.89%           87.56%             17.73%          77.12%
================================      ===========     ================    ===============     =============    =============





                                               Distribution by Occupancy Status

                                                                               Pct. of                           Weighted
                                                                               Pool By           Weighted          Avg.
             Occupancy                 Number Of          Principal           Principal         Avg. Gross        Current
              Status                     Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Non Owner                                    754          $132,839,891             14.47%           6.813%             716
Owner Occupied                             2,846           708,205,196             77.12            6.341              706
Second Home                                  365            77,289,471              8.42            6.398              724
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                     3,965          $918,334,559            100.00%           6.414%             709
================================      ===========     ================    ===============     =============    =============


                                                          Weighted           Weighted
                                           Avg.             Avg.               Avg.
             Occupancy                  Principal         Original           Combined          Pct. Full        Pct. Owner
              Status                     Balance             LTV                LTV               Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Non Owner                                $176,180             77.07%           82.82%             17.42%           0.00%
Owner Occupied                            248,842             77.80            88.64              18.10          100.00
Second Home                               211,752             80.13            85.84              14.83            0.00
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                   $231,610             77.89%           87.56%             17.73%          77.12%
================================      ===========     ================    ===============     =============    =============




                                                Distribution by Property Type

                                                                               Pct. of                           Weighted
                                                                               Pool By           Weighted          Avg.
             Property                  Number Of          Principal           Principal         Avg. Gross        Current
               Type                      Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
2-4 Family                                   159           $43,548,757              4.74%           6.678%             717
Condo                                        747           149,895,117             16.32            6.409              713
Co-op                                          4             1,658,114              0.18            6.257              741
Pud                                          936           221,869,173             24.16            6.362              710
Single Family                              2,119           501,363,398             54.59            6.417              706
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                     3,965          $918,334,559            100.00%           6.414%             709
================================      ===========     ================    ===============     =============    =============


                                                          Weighted           Weighted
                                           Avg.             Avg.               Avg.
             Property                   Principal         Original           Combined          Pct. Full        Pct. Owner
               Type                      Balance             LTV                LTV               Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
2-4 Family                               $273,892             75.95%           84.39%              7.22%          61.95%
Condo                                     200,663             78.76            89.10              16.87           71.54
Co-op                                     414,529             84.53            84.53               0.00          100.00
Pud                                       237,040             78.76            87.73              22.72           74.94
Single Family                             236,604             77.39            87.31              16.75           80.99
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                   $231,610             77.89%           87.56%             17.73%          77.12%
================================      ===========     ================    ===============     =============    =============




------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------


                                                    Distribution by State

                                                                               Pct. of                           Weighted
                                                                               Pool By           Weighted          Avg.
                                       Number Of          Principal           Principal         Avg. Gross        Current
               State                     Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
CA - Southern                                527          $175,973,146             19.16%           6.267%             715
FL                                           615           119,480,932             13.01            6.625              713
CA - Northern                                301           104,178,674             11.34            6.335              706
NV                                           205            49,287,212              5.37            6.466              716
AZ                                           234            46,529,595              5.07            6.545              709
GA                                           281            44,366,634              4.83            6.471              694
VA                                           151            42,926,464              4.67            6.370              697
MD                                           116            29,827,191              3.25            6.393              708
IL                                           119            29,713,039              3.24            6.463              705
CO                                           100            22,218,581              2.42            6.349              706
Other                                      1,316           253,833,091             27.64            6.416              708
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                     3,965          $918,334,559            100.00%           6.414%             709
================================      ===========     ================    ===============     =============    =============


                                                          Weighted           Weighted
                                           Avg.             Avg.               Avg.
                                        Principal         Original           Combined          Pct. Full        Pct. Owner
               State                     Balance             LTV                LTV               Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
CA - Southern                            $333,915             76.48%           87.68%             11.12%          88.70%
FL                                        194,278             79.20            87.14              14.76           59.36
CA - Northern                             346,109             76.24            86.81              12.53           85.81
NV                                        240,425             79.90            88.94              18.34           61.96
AZ                                        198,844             79.08            86.66              20.73           59.98
GA                                        157,888             79.88            90.60              22.86           69.24
VA                                        284,281             77.66            86.49              21.06           90.20
MD                                        257,131             78.27            89.56              19.55           88.59
IL                                        249,689             77.14            87.40               8.66           90.08
CO                                        222,186             78.67            90.07              37.88           82.14
Other                                     192,882             77.99            87.09              22.80           75.83
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                   $231,610             77.89%           87.56%             17.73%          77.12%
================================      ===========     ================    ===============     =============    =============




                                                   Distribution by Zip Code

                                                                               Pct. of                           Weighted
                                                                               Pool By           Weighted          Avg.
                                       Number Of          Principal           Principal         Avg. Gross        Current
             Zip Code                    Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
89129                                         14            $3,470,624              0.38%            6.511%            719
89123                                         11             3,317,249              0.36             6.371             720
91739                                          8             3,061,734              0.33             6.067             737
89131                                          9             2,853,722              0.31             6.756             715
92592                                          7             2,667,950              0.29             6.041             727
95123                                          6             2,665,600              0.29             6.513             715
92571                                          9             2,583,181              0.28             6.227             705
95624                                          6             2,582,924              0.28             6.400             714
89031                                         10             2,462,787              0.27             6.446             736
90805                                          7             2,382,750              0.26             6.271             711
Other                                      3,878           890,286,037             96.95             6.416             708
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                     3,965          $918,334,559            100.00%            6.414%            709
================================      ===========     ================    ===============     =============    =============



                                                          Weighted           Weighted
                                           Avg.             Avg.               Avg.
                                        Principal         Original           Combined          Pct. Full        Pct. Owner
             Zip Code                    Balance             LTV                LTV               Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
89129                                    $247,902             79.37%            92.01%            57.88%          63.88%
89123                                     301,568             78.74             89.49              0.00           79.40
91739                                     382,717             79.48             96.89             22.36           89.71
89131                                     317,080             80.09             89.08             15.66           73.74
92592                                     381,136             79.16             93.52              8.62           86.96
95123                                     444,267             80.00             96.57              0.00          100.00
92571                                     287,020             79.41             94.33              0.00          100.00
95624                                     430,487             77.98             88.81              0.00          100.00
89031                                     246,279             79.44             91.23             35.07           71.05
90805                                     340,393             71.17             78.88              0.00           68.35
Other                                     229,574             77.87             87.45             17.81           76.94
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                   $231,610             77.89%            87.56%            17.73%          77.12%
================================      ===========     ================    ===============     =============    =============





                                         Distribution by Remaining Months to Maturity

                                                                               Pct. of                           Weighted
             Remaining                                                         Pool By           Weighted          Avg.
             Months To                 Number Of          Principal           Principal         Avg. Gross        Current
             Maturity                    Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
301 - 360                                  3,965          $918,334,559            100.00%            6.414%            709
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                     3,965          $918,334,559            100.00%            6.414%            709
================================      ===========     ================    ===============     =============    =============


                                                          Weighted           Weighted
             Remaining                     Avg.             Avg.               Avg.
             Months To                  Principal         Original           Combined           Pct. Full        Pct. Owner
             Maturity                    Balance             LTV                LTV                Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
301 - 360                                $231,610             77.89%           87.56%             17.73%          77.12%
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                   $231,610             77.89%           87.56%             17.73%          77.12%
================================      ===========     ================    ===============     =============    =============




------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------


                                              Distribution by Amortization Type

                                                                               Pct. of                           Weighted
                                                                               Pool By           Weighted          Avg.
           Amortization                Number Of          Principal           Principal         Avg. Gross        Current
               Type                      Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
10 Year ARM                                   80           $24,969,900              2.72%            6.553%            697
2 Year ARM                                    44            10,260,507              1.12             6.862             689
3 Year ARM                                   798           183,561,268             19.99             6.387             710
5 Year ARM                                 2,866           634,168,776             69.06             6.399             709
6 Month ARM                                    1               164,123              0.02             7.875             680
7 Year ARM                                   176            65,209,985              7.10             6.512             713
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                     3,965          $918,334,559            100.00%            6.414%            709
================================      ===========     ================    ===============     =============    =============


                                                          Weighted           Weighted
                                           Avg.             Avg.               Avg.
           Amortization                 Principal         Original           Combined          Pct. Full        Pct. Owner
               Type                      Balance             LTV                LTV               Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
10 Year ARM                              $312,124             74.63%           82.88%            4.77%          85.05%
2 Year ARM                                233,193             77.31            85.39             4.02           74.13
3 Year ARM                                230,027             78.03            88.05            17.47           73.56
5 Year ARM                                221,273             78.25            88.06            19.87           77.59
6 Month ARM                               164,123             79.99            80.00           100.00            0.00
7 Year ARM                                370,511             75.34            83.53             4.58           80.13
--------------------------------      -----------     ----------------    ---------------   -------------    -------------
Total:                                   $231,610             77.89%           87.56%           17.73%          77.12%
================================      ===========     ================    ===============   =============    =============




                                       Distribution by Prepayment Penalty Term (Months)

            Prepayment                                                         Pct. of                           Weighted
              Penalty                                                          Pool By           Weighted          Avg.
               Term                    Number Of          Principal           Principal         Avg. Gross        Current
             (Months)                    Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
0                                          2,817          $651,339,076             70.93%            6.387%            707
4                                              1               564,000              0.06             6.125             752
6                                             72            23,719,467              2.58             6.405             728
12                                           327            73,924,553              8.05             6.381             719
24                                            38             9,247,281              1.01             6.601             686
30                                             2               273,614              0.03             6.487             721
36                                           538           126,775,232             13.80             6.566             707
60                                           170            32,491,336              3.54             6.403             712
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                     3,965          $918,334,559            100.00%            6.414%            709
================================      ===========     ================    ===============     =============    =============


            Prepayment                                    Weighted           Weighted
              Penalty                      Avg.             Avg.               Avg.
               Term                     Principal         Original           Combined          Pct. Full        Pct. Owner
             (Months)                    Balance             LTV                LTV               Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
0                                        $231,217             77.86%            87.32%          16.87%           79.51%
4                                         564,000             80.00            100.00            0.00           100.00
6                                         329,437             77.67             93.48           10.83            94.83
12                                        226,069             77.80             86.92           32.24            60.78
24                                        243,349             79.67             91.68           12.61            61.69
30                                        136,807             76.77             76.94            0.00            51.06
36                                        235,642             77.70             87.81           14.62            79.30
60                                        191,126             79.13             87.38           21.03            49.04
--------------------------------      -----------     ----------------    ---------------   -------------    -------------
Total:                                   $231,610             77.89%           87.56%           17.73%          77.12%
================================      ===========     ================    ===============   =============    =============




                                                 Distribution by Periodic Cap

                                                                               Pct. of                           Weighted
                                                                               Pool By           Weighted          Avg.
             Periodic                  Number Of          Principal           Principal         Avg. Gross        Current
                Cap                      Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
1.00 - 1.49%                                383           $87,743,141              9.55%            6.804%            701
1.50 - 1.99%                                 11             3,210,401              0.35             6.430             697
2.00 - 2.49%                              3,571           827,381,017             90.10             6.373             710
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                    3,965          $918,334,559            100.00%            6.414%            709
================================      ===========     ================    ===============     =============    =============


                                                          Weighted           Weighted
                                           Avg.             Avg.               Avg.
             Periodic                   Principal         Original           Combined          Pct. Full        Pct. Owner
                Cap                      Balance             LTV                LTV               Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
1.00 - 1.49%                            $229,094             79.13%            84.47%           11.18%          80.03%
1.50 - 1.99%                             291,855             78.98             81.09             0.00          100.00
2.00 - 2.49%                             231,694             77.76             87.91            18.49           76.72
--------------------------------      -----------     ----------------    ---------------   -------------    -------------
Total:                                   $231,610             77.89%           87.56%           17.73%          77.12%
================================      ===========     ================    ===============   =============    =============




                                             Distribution by Months to Rate Reset

                                                                               Pct. of                           Weighted
                                                                               Pool By           Weighted          Avg.
             Months To                 Number Of          Principal           Principal         Avg. Gross        Current
            Rate Reset                   Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
10 & Below                                     1              $164,123              0.02%            7.875%            680
11 - 20                                        3             1,014,421              0.11             5.652             678
21 - 30                                       65            14,684,364              1.60             6.657             706
31 - 40                                      775           178,351,631             19.42             6.395             710
41 - 50                                        5             1,294,449              0.14             5.691             692
51 - 60                                    2,860           632,645,687             68.89             6.401             709
71 - 80                                       19             5,125,267              0.56             6.711             688
81 - 90                                      157            60,084,717              6.54             6.495             715
111 - 120                                     80            24,969,900              2.72             6.553             697
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                     3,965          $918,334,559            100.00%            6.414%            709
================================      ===========     ================    ===============     =============    =============


                                                          Weighted           Weighted
                                           Avg.             Avg.               Avg.
             Months To                  Principal         Original           Combined          Pct. Full        Pct. Owner
            Rate Reset                   Balance             LTV                LTV               Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
10 & Below                               $164,123             79.99%            80.00%         100.00%            0.00%
11 - 20                                   338,140             77.66             77.66            0.00           100.00
21 - 30                                   225,913             78.75             86.72            8.21            79.69
31 - 40                                   230,131             77.93             88.05           17.54            72.97
41 - 50                                   258,890             79.57             79.57            0.00           100.00
51 - 60                                   221,205             78.25             88.08           19.91            77.54
71 - 80                                   269,751             74.85             84.62            7.45            87.26
81 - 90                                   382,705             75.38             83.43            4.33            79.52
111 - 120                                 312,124             74.63             82.88            4.77            85.05
--------------------------------      -----------     ----------------    ---------------   -------------    -------------
Total:                                   $231,610             77.89%           87.56%           17.73%          77.12%
================================      ===========     ================    ===============   =============    =============





------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------


                                            Distribution by Maximum Lifetime Rate

                                                                               Pct. of                           Weighted
                                                                               Pool By           Weighted          Avg.
              Maximum                  Number Of          Principal           Principal         Avg. Gross        Current
           Lifetime Rate                 Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
9.50 - 9.99%                                   1              $158,752              0.02%            4.625%            747
10.00 - 10.49%                                17             4,243,123              0.46             5.363             723
10.50 - 10.99%                               752           166,006,321             18.08             5.735             713
11.00 - 11.49%                               852           202,569,659             22.06             6.164             709
11.50 - 11.99%                             1,087           254,458,477             27.71             6.504             706
12.00 - 12.49%                               635           149,335,977             16.26             6.660             710
12.50 - 12.99%                               414            96,769,809             10.54             6.979             710
13.00 - 13.49%                               130            25,352,292              2.76             7.453             704
13.50 - 13.99%                                57            14,403,884              1.57             7.679             688
14.00 - 14.49%                                12             2,640,133              0.29             8.169             703
14.50 - 14.99%                                 7             1,628,609              0.18             8.512             715
15.00 - 15.49%                                 1               767,523              0.08             8.375             690
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                     3,965          $918,334,559            100.00%            6.414%            709
================================      ===========     ================    ===============     =============    =============


                                                          Weighted           Weighted
                                           Avg.             Avg.               Avg.
              Maximum                   Principal         Original           Combined          Pct. Full        Pct. Owner
           Lifetime Rate                 Balance             LTV                LTV               Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
9.50 - 9.99%                             $158,752             80.00%            90.00%            0.00%         100.00%
10.00 - 10.49%                            249,595             77.72             90.53            21.36           84.73
10.50 - 10.99%                            220,753             77.22             86.93            44.74           80.95
11.00 - 11.49%                            237,758             77.54             87.99            20.59           84.14
11.50 - 11.99%                            234,092             77.71             87.12             8.56           77.52
12.00 - 12.49%                            235,175             78.26             87.24            10.67           72.84
12.50 - 12.99%                            233,743             78.67             88.64             5.68           69.38
13.00 - 13.49%                            195,018             80.06             87.82             9.92           52.28
13.50 - 13.99%                            252,700             79.86             91.47             0.78           73.75
14.00 - 14.49%                            220,011             80.83             86.02             0.00           45.59
14.50 - 14.99%                            232,658             82.28             92.19             5.98           36.45
15.00 - 15.49%                            767,523             80.00             80.00             0.00          100.00
--------------------------------      -----------     ----------------    ---------------   -------------    -------------
Total:                                   $231,610             77.89%           87.56%           17.73%          77.12%
================================      ===========     ================    ===============   =============    =============




                                            Distribution by Minimum Lifetime Rate

                                                                               Pct. of                           Weighted
                                                                               Pool By           Weighted          Avg.
              Minimum                  Number Of          Principal           Principal         Avg. Gross        Current
           Lifetime Rate                 Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
1.99% & Below                                  1             $123,888               0.01%            6.500%            717
2.00 - 2.49%                               3,618          838,779,337              91.34             6.361             709
2.50 - 2.99%                                 212           48,642,540               5.30             6.999             703
3.00 - 3.49%                                  46           10,503,654               1.14             6.926             715
3.50 - 3.99%                                   7            2,147,014               0.23             6.439             704
4.00 - 4.49%                                   7            1,471,566               0.16             6.110             710
5.50 - 5.99%                                   1              296,000               0.03             5.750             670
6.00 - 6.49%                                  13            2,773,877               0.30             6.172             695
6.50 - 6.99%                                  27            5,938,995               0.65             6.771             710
7.00 - 7.49%                                  17            3,196,525               0.35             7.260             688
7.50 - 7.99%                                  10            2,297,775               0.25             7.632             675
8.00 - 8.49%                                   4            1,281,763               0.14             8.363             705
8.50 - 8.99%                                   2              881,626               0.10             8.625             704
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                     3,965         $918,334,559             100.00%            6.414%            709
================================      ===========     ================    ===============     =============    =============


                                                          Weighted           Weighted
                                           Avg.             Avg.               Avg.
              Minimum                   Principal         Original           Combined          Pct. Full        Pct. Owner
           Lifetime Rate                 Balance             LTV                LTV               Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
1.99% & Below                            $123,888             80.00%            80.00%           0.00%         100.00%
2.00 - 2.49%                              231,835             77.74             87.48           18.16           78.13
2.50 - 2.99%                              229,446             78.42             85.83           14.28           56.56
3.00 - 3.49%                              228,340             85.62             89.75            7.31           81.46
3.50 - 3.99%                              306,716             78.15             89.73           16.88           86.80
4.00 - 4.49%                              210,224             77.78             78.95            0.00           78.85
5.50 - 5.99%                              296,000             80.00             93.51            0.00          100.00
6.00 - 6.49%                              213,375             79.33             96.27           23.58          100.00
6.50 - 6.99%                              219,963             78.29             96.81           12.11           85.29
7.00 - 7.49%                              188,031             79.97             97.72           31.87           76.95
7.50 - 7.99%                              229,777             79.92             97.58            0.00           88.67
8.00 - 8.49%                              320,441             80.00             82.41            0.00           76.42
8.50 - 8.99%                              440,813             79.77             95.00            0.00            0.00
--------------------------------      -----------     ----------------    ---------------   -------------    -------------
Total:                                   $231,610             77.89%           87.56%           17.73%          77.12%
================================      ===========     ================    ===============   =============    =============





                                                    Distribution by Margin

                                                                               Pct. of                           Weighted
                                                                               Pool By           Weighted          Avg.
                                       Number Of          Principal           Principal         Avg. Gross        Current
              Margin                     Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
1.99% & Below                                  1             $123,888               0.01%            6.500%            717
2.00 - 2.49%                               3,694          856,146,958              93.23             6.377             709
2.50 - 2.99%                                 221           49,358,650               5.37             7.029             702
3.00 - 3.49%                                  36            9,065,604               0.99             6.790             720
3.50 - 3.99%                                   5            1,924,694               0.21             5.968             695
4.00 - 4.49%                                   7            1,567,566               0.17             5.896             696
4.50 - 4.99%                                   1              147,200               0.02             6.000             716
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                     3,965         $918,334,559             100.00%            6.414%            709
================================      ===========     ================    ===============     =============    =============


                                                          Weighted           Weighted
                                           Avg.             Avg.               Avg.
                                        Principal         Original           Combined          Pct. Full        Pct. Owner
              Margin                     Balance             LTV                LTV               Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
1.99% & Below                            $123,888             80.00%            80.00%           0.00%         100.00%
2.00 - 2.49%                              231,767             77.77             87.64           18.05           78.10
2.50 - 2.99%                              223,342             78.38             85.95           14.41           56.43
3.00 - 3.49%                              251,822             86.74             89.70            6.63           88.43
3.50 - 3.99%                              384,939             76.57             88.12           27.68          100.00
4.00 - 4.49%                              223,938             77.92             81.56            0.00           92.91
4.50 - 4.99%                              147,200             80.00             80.00            0.00          100.00
--------------------------------      -----------     ----------------    ---------------   -------------    -------------
Total:                                   $231,610             77.89%            87.56%          17.73%          77.12%
================================      ===========     ================    ===============   =============    =============




------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                          Preliminary Structural and
GSAA 2006-1                  Collateral Term Sheet              January 13, 2006
--------------------------------------------------------------------------------


                                             Distribution by First Adjustment Cap


                                                                               Pct. of                           Weighted
               First                                                           Pool By           Weighted          Avg.
            Adjustment                 Number Of          Principal           Principal         Avg. Gross        Current
                Cap                      Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
1.00% & Below                                  1              $164,123              0.02%            7.875%            680
1.01 - 1.50%                                   9             2,307,454              0.25             5.721             697
1.51 - 2.00%                                 389            96,767,086             10.54             6.214             714
2.51 - 3.00%                                 358            73,561,202              8.01             6.491             703
3.01 - 3.50%                                   1               203,088              0.02             7.500             774
4.51 - 5.00%                               2,915           654,460,429             71.27             6.459             708
5.51 - 6.00%                                 292            90,871,177              9.90             6.260             712
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                     3,965          $918,334,559            100.00%            6.414%            709
================================      ===========     ================    ===============     =============    =============


                                                          Weighted           Weighted
               First                       Avg.             Avg.               Avg.
            Adjustment                  Principal         Original           Combined          Pct. Full        Pct. Owner
                Cap                      Balance             LTV                LTV               Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
1.00% & Below                            $164,123             79.99%            80.00%         100.00%           0.00%
1.01 - 1.50%                              256,384             78.59             80.34            0.00          100.00
1.51 - 2.00%                              248,759             77.40             86.13           16.91           78.36
2.51 - 3.00%                              205,478             78.74             90.86           20.57           71.76
3.01 - 3.50%                              203,088             80.00            100.00            0.00          100.00
4.51 - 5.00%                              224,515             78.21             87.58           18.73           75.06
5.51 - 6.00%                              311,203             75.37             86.43            9.42           94.48
--------------------------------      -----------     ----------------    ---------------   -------------    -------------
Total:                                   $231,610             77.89%            87.56%          17.73%          77.12%
================================      ===========     ================    ===============   =============    =============




                                            Distribution by Periodic Lifetime Cap

                                                                               Pct. of                           Weighted
             Periodic                                                          Pool By           Weighted          Avg.
             Lifetime                  Number Of          Principal           Principal         Avg. Gross        Current
                Cap                      Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
4.01 - 4.50%                                   1              $164,123              0.02%            7.875%            680
4.51 - 5.00%                               3,069           680,505,908             74.10             6.415             708
5.51 - 6.00%                                 884           234,454,127             25.53             6.412             710
6.51 - 7.00%                                  11             3,210,401              0.35             6.430             697
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                     3,965          $918,334,559            100.00%            6.414%            709
================================      ===========     ================    ===============     =============    =============


                                                          Weighted           Weighted
             Periodic                      Avg.             Avg.               Avg.
             Lifetime                   Principal         Original           Combined          Pct. Full        Pct. Owner
                Cap                      Balance             LTV                LTV               Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
4.01 - 4.50%                             $164,123             79.99%            80.00%         100.00%           0.00%
4.51 - 5.00%                              221,735             78.24             87.80           19.71           75.22
5.51 - 6.00%                              265,220             76.86             86.97           12.16           82.37
6.51 - 7.00%                              291,855             78.98             81.09            0.00          100.00
--------------------------------      -----------     ----------------    ---------------   -------------    -------------
Total:                                   $231,610             77.89%            87.56%          17.73%          77.12%
================================      ===========     ================    ===============   =============    =============




                                             Distribution by Interest Only Loans

                                                                               Pct. of                           Weighted
                                                                               Pool By           Weighted          Avg.
             Interest                  Number Of          Principal           Principal         Avg. Gross        Current
            Only Loans                   Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
N                                            516           $96,930,778             10.56%            6.573%            710
Y                                          3,449           821,403,780             89.44             6.396             709
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                     3,965          $918,334,559            100.00%            6.414%            709
================================      ===========     ================    ===============     =============    =============


                                                          Weighted           Weighted
                                           Avg.             Avg.               Avg.
             Interest                   Principal         Original           Combined          Pct. Full        Pct. Owner
            Only Loans                   Balance             LTV                LTV               Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
N                                        $187,850             77.98%            84.16%          15.91%          73.75%
Y                                         238,157             77.88             87.96           17.94           77.52
--------------------------------      -----------     ----------------    ---------------   -------------    -------------
Total:                                   $231,610             77.89%            87.56%          17.73%          77.12%
================================      ===========     ================    ===============   =============    =============




                                              Distribution by Interest Only Term

                                                                               Pct. of                           Weighted
                                                                               Pool By           Weighted          Avg.
             Interest                  Number Of          Principal           Principal         Avg. Gross        Current
             Only Term                   Loans             Balance             Balance            Coupon           FICO
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
0                                           516           $96,930,778             10.56%            6.573%            710
36                                          350            88,158,372              9.60             6.220             715
60                                        1,444           343,311,892             37.38             6.271             711
84                                           91            34,765,103              3.79             6.478             712
120                                       1,564           355,168,414             38.68             6.552             705
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
Total:                                    3,965          $918,334,559            100.00%            6.414%            709
================================      ===========     ================    ===============     =============    =============


                                                          Weighted           Weighted
                                           Avg.             Avg.               Avg.
             Interest                   Principal         Original           Combined          Pct. Full        Pct. Owner
             Only Term                   Balance             LTV                LTV               Doc            Occupied
--------------------------------      -----------     ----------------    ---------------     -------------    -------------
0                                       $187,850             77.98%             84.16%          15.91%          73.75%
36                                       251,881             77.39              86.32           16.85           78.48
60                                       237,751             78.37              88.28           24.69           77.31
84                                       382,034             76.19              82.12            0.73           81.52
120                                      227,090             77.69              88.64           13.38           77.08
--------------------------------      -----------     ----------------    ---------------   -------------    -------------
Total:                                  $231,610             77.89%             87.56%          17.73%          77.12%
================================      ===========     ================    ===============   =============    =============



------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                      30